Special Legal Service Contract

JOINT-WIN
PARTNERS

Shanghai Zhengce
Law Firm Hanoi Branch

Shanghai Zhengce Law Firm Hanoi Branch
D29 Lotte Building, Bating County, Nanhe City

Employer: ZIYUN ORIENTIAL CONSOLUTING MANAGEMENT CO.LTD (hereinafter referred to as "Party A")

Tax ID: 73456032-000-10-23-5

Legal representative: Huizi School

Position: Chairman

Phone:+8615751776999

Email: ziyunoriental@163.com

Address: Room 809, 8th Floor, East Wing, Tsim Sha Tsui Centre, Salisbury Road, Yau Tsim Mong District, Hong Kong

Employer: Shanghai Zhengce Law Firm Hanoi Branch (hereinafter referred to as "Party B")

Legal representative: Xu Yinkai Position: Branch Director

Authorized representative: Zhang Bin Position: Chief Partner

Address: 29D Lotte Building, Ba Ting District, Hanoi City

Phone: (+84) 789028972 (Vietnam)

Email: zhangbin@joint-win.com

Considering that it is a legally registered Chinese company and intends to establish a subsidiary to carry out business operations in accordance with Vietnamese law.

The second party is an institution approved by the Vietnamese Ministry of Justice to engage in professional legal services, with professional and excellent legal talents and working mechanisms. It has the ability to provide fair, sufficient, and powerful legal protection for the standardize d and effective promotion and completion of the project in accordance with national laws, regulations, policies, and the actual situation of the enterprise during the legal service process;

Both parties, through voluntary and equal consultation, have agreed that Party A will hire Party B to provide information on the inspection and establishment of Vietnam

Regarding the special legal services related to the Vietnam Company Legal Consultation (hereinafter referred to as the "Project"), the following provisions are hereby established:

To jointly comply with and fulfill:

Article 1: Undertaking Team

The second party appoints Zhang Bin and Ruan Shiren as specific personnel to provide special laws for the project under this contract

Legal services.

Article 2 Legal Service Projects

(1) Provide legal consultation for Vietnam inspection and establishment of Vietnamese companies

If other specialized legal service projects are required, both parties shall sign a supplementary agreement separately

Article 3 Contract Term

Both Party A and Party B agree that this contract shall be valid from January 9, 2024 to the date specified in this agreement

Until the completion date of the work.

Article 4 Lawyer's Fees

Both Party A and Party B agree that the lawyer service fee under this agreement is 4500 US dollars (in words: four thousand five hundred US dollars); The lawyer's fee shall be paid within 3 days after the signing of the contract;

The above fees do not include the tax amount generated by invoicing; If VAT needs to be invoiced, an additional tax amount (10% of the invoiced amount) shall be paid based on the actual amount.

The translation, transportation, accommodation, notarization fees, and taxes incurred by Party B in fulfilling this contract are not included

The legal fees, together with other expenses, shall be borne by Party A and paid separately according to the actual situation.

The account information of Party B is as follows:

Account Name: Shanghai Zhengce Law Firm Hanoi Branch

(CHI NHANH CONG TY LUAT ZHENG CE THUONG HAI)

Bank of Deposit: Sacombank Capital Branch Bank Code: SGTTVNVX

Account: USD–0200.7866.5336 (USD), VND–0200.7866.5077 (Vietnam)

Southern Shield)

Article 5 Legal Service Methods

(1) The lawyer of Party B shall timely and effectively promote the special service in accordance with the contract content;

(2) The second party shall complete legal services in a professional and team oriented manner in a timely manner. If the specific contractor is unable to provide legal services in a timely manner due to reasons, other lawyers with equivalent professional qualifications shall be arranged to complete legal services on time;

(3) The lawyer of Party B shall promptly and fully communicate with Party A on the progress of the project,

Complete document translation and issue legal opinions in accordance with laws, regulations, and project conditions;

(4) If there is an emergency that needs to be handled by Party B, Party A shall promptly notify Party B's lawyer, and Party B shall handle it as soon as possible.

Article 6 Notice and Delivery Method

(1) Notices and other documents related to the performance of this contract shall be submitted to the other party in writing, which may be sent by mail, registered mail, personal delivery, fax, email, etc. and submitted to the address specified in this contract. Upon receipt, it shall be deemed delivered; Both Party A and Party B shall choose appropriate delivery methods as needed;

(2) If either party changes their contact information, they shall notify the other party in writing.

Article 7 Obligations of Party B

(1) The lawyer appointed by Party B shall comply with national laws and regulations, strictly adhere to the requirements of lawyer professional ethics and practice discipline, be loyal to their duties, and safeguard the legitimate rights and interests of Party A in accordance with the law;

(2) The second party shall carry out the work in accordance with the entrusted matters and service methods agreed upon by both parties. If the lawyer is unable to work normally due to reasons, the first party shall be notified in advance;

(3) The second party shall provide legal services and all legal documents to the first party, as well as provide legal services

Any other trade secrets of Party A that are known during the legal service process shall be strictly kept confidential and shall not be disclosed to any third party without the written consent of Party A.

Article 8 Obligations of Party A

(1) The first party must truthfully describe the situation of this project to the handling lawyer and provide relevant materials, documents, office conditions, and other conveniences related to this project;

(2) The first party shall pay the lawyer service fee in accordance with the provisions of Article 5 of this contract.

Article 9 Liability for Breach of Contract

(1) If Party B fails to perform its duties in accordance with the law and the provisions of this contract, Party A has the right to unilaterally terminate the contract; If the second party causes losses to the first party due to intentional or gross negligence, the second party shall compensate the first party for the losses, but only up to the amount of legal fees charged.

(2) If Party A fails to pay the lawyer service fee as stipulated in Article 5 of this contract on time, or if Party B discovers that Party A has fabricated facts or engaged in fraud after accepting the commission, Party B has the right to unilaterally terminate the contract and the fees collected will not be refunded. If Party A causes losses to Party B, Party A shall also compensate Party B for the losses.

Article 10: Application of Law

The formation, validity, interpretation, and performance of this contract, as well as any disputes arising from this contract, shall be governed by the laws of the People's Republic of China.

Article 11 Dispute Resolution Methods

In case of any dispute arising from the performance of this contract, both parties shall first resolve it through friendly consultation; If any dispute arises from or in connection with this contract and cannot be resolved through negotia tion within (30) working days from the date of notification by one party to any other party, either party shall have the right to submit to the Vietnam Internatio nal Economic Arbitration Center (VIAC) for arbitration in accordance with its arbitration rules. The arbitrators selected by both parties shall jointly elect one arbitrator (third party) as the chief arbitrator of the case. The language of arbitration shall be Chinese, and the place of arbitration shall be

For Hanoi, the arbitration award is final and binding on both parties.

Article 12 Contract Validity

(1) This contract shall come into effect from the date of signature and seal by both parties;

(2) If any provision of this contract is wholly or partially invalid for any reason, the Other terms shall remain in effect and shall be fulfilled;

(3) Any matters not covered in this contract shall be negotiated separately by both parties and a supplementary contract shall be signed.

Article 13 Other

(1) Neither party shall be liable for any delay or failure in performance caused by force majeure or government departments;

(2) The "day" under this contract, unless otherwise specified, is a working day;

(3) This contract is made in quadruplicate, with each party holding two copies.

[The following is a signature page without text]

Party A: ZIYUN ORIENTIAL CONSOLUTING MANAGEMENT CO., LTD (seal) Authorized representative (signature):

Date: January 9th, 2024

Party B: Shanghai Zhengce Law Firm Hanoi Branch (seal)

CHI NHANH CONG TY LUAT ZHENG CE THUONG HAI

Authorized representative (signature):

Date: January 9th, 2024